MARM 2005-8 and 3

Pool Summary
Number of Loans: 835
Aggregrate Scheduled Principal Balance: $180,238,552
Minimum Scheduled Principal Balance: $33,216
Maximum Scheduled Principal Balance: $650,000
Average Scheduled Principal Balance: $215,855
Minimum Mortgage Interest Rate: 5.375%
Maximum Mortgage Interest Rate: 8.125%
WA Mortgage Interest Rate: 6.332%
Minimum Remaing Scheduled Term: 352
Maxinum Remaining Scheduled Term: 359
WA Remaining Scheduled Term: 358
Minimum Original LTV: 14.56%
Maximum Original LTV: 95.00%
WA Original LTV: 75.54%
Latest Maturity Date: 20351101

Range of Original Principal Balances	# of Loans	Aggregate Balance	% of Aggregate Balance
$200,000 or less	393	$55,058,194	30.55%
$200,001 - $250,000	167	37,793,327	20.97
$250,001 - $300,000	122	33,272,094	18.46
$300,001 - $350,000	106	34,259,658	19.01
$350,001 - $400,000	26	9,414,203	5.22
$400,001 - $450,000	6	2,585,972	1.43
$450,001 - $500,000	5	2,397,400	1.33
$500,001 - $550,000	7	3,605,704	2.00
$550,001 - $600,000	1	552,000	0.31
$600,001 - $650,000	2	1,300,000	0.72
Total:	835	$180,238,552	100.00%
Average Original Bal: 216,008

Range of Loan Interest Rates	# of Loans	Aggregate Balance	% of Aggregate Balance
5.251% - 5.375%	1	$352,088	0.20%
5.626% - 5.750%	68	14,793,954	8.21
5.751% - 5.875%	108	23,542,737	13.06
5.876% - 6.000%	84	18,699,517	10.37
6.001% - 6.125%	68	14,137,603	7.84
6.126% - 6.250%	116	25,121,008	13.94
6.251% - 6.375%	94	20,940,801	11.62
6.376% - 6.500%	63	13,255,103	7.35
6.501% - 6.625%	48	10,674,329	5.92
6.626% - 6.750%	56	11,144,974	6.18
6.751% - 6.875%	56	13,083,005	7.26
6.876% - 7.000%	17	3,373,713	1.87
7.001% - 7.125%	14	2,796,830	1.55
7.126% - 7.250%	23	4,539,594	2.52
7.251% - 7.375%	15	3,186,632	1.77
7.376% - 7.500%	2	330,963	0.18
7.626% - 7.750%	1	72,200	0.04
8.001% - 8.125%	1	193,500	0.11
Total:	835	$180,238,552	100.00%
Weighted Average: 6.332%

Pool Summary	# of Loans	Aggregate Balance	% of Aggregate Balance
1 Year CMT	7	$1,418,753	0.79%
1 Year Libor	828	178,819,798	99.21
Total:	835	$180,238,552	100.00%

Range of Loan Gross Margin	# of Loans	Aggregate Balance	% of Aggregate Balance
2.126% - 2.250%	818	$177,435,038	98.44%
2.626% - 2.750%	9	1,673,353	0.93
2.751% - 2.875%	4	810,315	0.45
2.876% - 3.000%	1	69,300	0.04
3.001% - 3.125%	1	78,500	0.04
3.126% - 3.250%	2	172,045	0.10
Total:	835	$180,238,552	100.00%
Weighted Average: 2.259%

Initial Rate Cap	# of Loans	Aggregate Balance	% of Aggregate Balance
5.000%	834	$179,886,464	99.80%
6.000%	1	352,088	0.20
Total:	835	$180,238,552	100.00%
Weighted Average: 5.002%

Subsequent Periodic Rate Cap	# of Loans	Aggregate Balance	% of Aggregate Balance
2.000%	835	$180,238,552	100.00%
Total:	835	$180,238,552	100.00%
Weighted Average: 2.000%

Range of Maximum Rates	# of Loans	Aggregate Balance	% of Aggregate Balance
10.626% - 10.750%	68	$14,793,954	8.21%
10.751% - 10.875%	108	23,542,737	13.06
10.876% - 11.000%	84	18,699,517	10.37
11.001% - 11.125%	68	14,137,603	7.84
11.126% - 11.250%	116	25,121,008	13.94
11.251% - 11.375%	95	21,292,889	11.81
11.376% - 11.500%	63	13,255,103	7.35
11.501% - 11.625%	48	10,674,329	5.92
11.626% - 11.750%	56	11,144,974	6.18
11.751% - 11.875%	56	13,083,005	7.26
11.876% - 12.000%	17	3,373,713	1.87
12.001% - 12.125%	14	2,796,830	1.55
12.126% - 12.250%	23	4,539,594	2.52
12.251% - 12.375%	15	3,186,632	1.77
12.376% - 12.500%	2	330,963	0.18
12.626% - 12.750%	1	72,200	0.04
13.001% - 13.125%	1	193,500	0.11
Total:	835	$180,238,552	100.00%
Weighted Average: 11.333%

Rate Adjustment Frequency (Months)	# of Loans	Aggregate Balance	% of Aggregate Balance
12	835	$180,238,552	100.00%
Total:	835	$180,238,552	100.00%

Next Rate Adjustment Date	# of Loans	Aggregate Balance	% of Aggregate Balance
2015-04-01	1	$352,088	0.20%
2015-07-01	6	995,682	0.55
2015-08-01	4	685,015	0.38
2015-09-01	62	13,117,404	7.28
2015-10-01	687	149,911,001	83.17
2015-11-01	75	15,177,362	8.42
Total:	835	$180,238,552	100.00%

Range of Original Loan to Value Ratios	# of Loans	Aggregate Balance	% of Aggregate Balance
50.00% or less 50.01% - 55.00% 55.01% - 60.00% 60.01% - 65.00% 65.01% - 70.00% 70.01% - 75.00% 75.01% - 80.00% 80.01% - 85.00% 85.01% - 90.00% 90.01% - 95.00%	50 18 25 20 37 52 570 3 42 18	$9,452,290 4,246,323 5,832,275 4,482,058 8,162,115 12,791,996 123,113,895 501,153 8,410,358 3,246,088	5.24% 2.36 3.24 2.49 4.53 7.10 68.31 0.28 4.67 1.80
Total:	835	$180,238,552	100.00%
Minimum: 14.56
Maximum: 95.00
Weighted Average: 75.54

Property Type	# of Loans	Aggregate Balance	% of Aggregate Balance
Single Family Condominium Planned Unit Development Two to Four Family	380 217 182 56	$83,128,447 40,605,736 38,639,771 17,864,598	46.12% 22.53 21.44 9.91
Total:	835	$180,238,552	100.00%

Loan Purpose	# of Loans	Aggregate Balance	% of Aggregate Balance
Purchase Cash Out Refinance Rate/Term Refinance	575 187 73	$123,273,791 41,749,269 15,215,492	68.39% 23.16 8.44
Total:	835	$180,238,552	100.00%

Occupancy Status	# of Loans	Aggregate Balance	% of Aggregate Balance
Primary Investor Secondary	594 157 84	$132,035,945 30,258,774 17,943,833	73.26% 16.79 9.96
Total:	835	$180,238,552	100.00%

Remaining Term to Maturity (Months)	# of Loans	Aggregate Balance	% of Aggregate Balance
301 - 360	835	$180,238,552	100.00%
Total:	835	$180,238,552	100.00%
Weighted Average: 358

Loan Age (Months)	# of Loans	Aggregate Balance	% of Aggregate Balance
1	75	$15,177,362	8.42%
2	687	149,911,001	83.17
3	62	13,117,404	7.28
4	4	685,015	0.38
5	6	995,682	0.55
8	1	352,088	0.20
Total:	835	$180,238,552	100.00%
Weighted Average: 2

Geographic Distribution	# of Loans	Aggregate Balance	% of Aggregate Balance
California	249	$67,377,544	37.38%
Florida	206	37,807,917	20.98
Arizona	59	11,740,294	6.51
New Jersey	32	9,280,450	5.15
Washington	30	6,521,669	3.62
Nevada	28	6,081,523	3.37
Colorado	27	4,614,576	2.56
Texas	21	2,982,186	1.65
Ohio	16	2,912,613	1.62
North Carolina	16	2,679,700	1.49
Hawaii	7	2,678,200	1.49
New York	10	2,466,080	1.37
Idaho	16	2,293,557	1.27
Virginia	8	1,988,915	1.10
Oregon	10	1,814,299	1.01
Illinois	10	1,741,637	0.97
Connecticut	7	1,508,982	0.84
Tennessee	9	1,477,036	0.82
Maryland	6	1,426,257	0.79
South Carolina	9	1,394,621	0.77
Georgia	10	1,343,827	0.75
Wisconsin	8	1,221,532	0.68
Pennsylvania	7	1,064,550	0.59
Massachusetts	3	1,050,652	0.58
Utah	6	982,713	0.55
New Mexico	4	713,321	0.40
Michigan	4	552,253	0.31
Minnesota	3	460,186	0.26
Indiana	3	408,342	0.23
Alabama	2	378,162	0.21
Delaware	1	252,000	0.14
Montana	1	210,542	0.12
Wyoming	1	204,000	0.11
Kentucky	2	188,936	0.10
Maine	1	126,000	0.07
Missouri	1	106,400	0.06
Rhode Island	1	99,883	0.06
Oklahoma	1	87,200	0.05
Total:	835	$180,238,552	100.00%
top zip %: 1.40

Document Type	# of Loans	Aggregate Balance	% of Aggregate Balance
Stated Doc	569	$125,289,393	69.51%
Full	226	46,847,579	25.99
No Doc	40	8,101,580	4.49
Total:	835	$180,238,552	100.00%

Credit Scores	# of Loans	Aggregate Balance	% of Aggregate Balance
551 - 600	1	$358,966	0.20%
601 - 650	67	14,686,526	8.15
651 - 700	264	56,766,940	31.50
701 - 750	303	67,805,030	37.62
751 - 800	181	37,051,860	20.56
801 - 850	18	3,338,112	1.85
Not Available	1	231,118	0.13
Total:	835	$180,238,552	100.00%
Weighted Average: 714

Loan Seller	# of Loans	Aggregate Balance	% of Aggregate Balance
Countrywide Home Loans	834	$179,886,464	99.80%
Franklin Bank	1	352,088	0.20
Total:	835	$180,238,552	100.00%

Servicer	# of Loans	Aggregate Balance	% of Aggregate Balance
Countrywide Home Loans	834	$179,886,464	99.80%
GMAC Mortgage	1	352,088	0.20
Total:	835	$180,238,552	100.00%

Mortgage Ins.	# of Loans	Aggregate Balance	% of Aggregate Balance
GEMICO	7	$1,329,648	0.74%
Lender Paid MI	10	1,384,760	0.77
MGIC	14	3,237,697	1.80
PMI Mortgage Insurance	7	1,519,184	0.84
Republic Mortgage Insurance	2	535,483	0.30
Triad Guaranty Insurance Co.	4	605,044	0.34
United Guaranty	19	3,545,785	1.97
ORIG LTV < 80	772	168,080,952	93.25
Total:	835	$180,238,552	100.00%
% LTV > 80 NO MI: 0.00%

The information herein has been provided solely by UBS Investment Bank. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Investment Bank.